UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

NewAge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2021 (the “Effective Date”), NewAge, Inc. (the “Company”) appointed Kevin Manion as Chief Financial Officer of the Company.

Most recently, Mr. Manion served as Chief Financial Officer of Calavo Growers, Inc. (Nasdaq: CVGW), an international consumer goods and farm products company, from May 2020 to July 2021. Previously, Mr. Manion held financial leadership positions with companies including Century Snacks, Young’s Market Company, Bolthouse Farms, Hostess Brands, Nestle USA and Kraft General Foods. Mr. Manion served as Chief Financial Officer of the Centre for Neuro Skills, a provider of state-of-the-art brain injury rehabilitation services, from January 2019 to April 2020; Chief Financial Officer-Operations of Green Dot Corporation (NYSE: GDOT), a financial technology and bank holding company, from October 2016 to January 2019; and Chief Financial Officer of New Century Snacks/Snak Club, a privately-held food products company, from March 2015 to October 2016. Mr. Manion began his career in public accounting at Arthur Andersen & Co.

There is no arrangement or understanding between Mr. Manion and any other person pursuant to which Mr. Manion was selected as the Company’s Chief Financial Officer. Mr. Manion has no family relationships with any director or executive officer of the Company. In addition, Mr. Manion has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 19, 2021, Mr. Manion and the Company entered into an Employment Agreement (the “Agreement”), under which Mr. Manion’s employment will be for a term commencing on July 19, 2021 and ending on January 1, 2024 and may be automatically renewed for one-year periods thereafter. Under the terms of the Agreement, Mr. Manion will receive an annual base salary of $550,000, and will be eligible to receive an annual performance-based cash bonus with a target bonus opportunity equal to 0.8 times his annual base salary with potential to receive 1.6 times his annual base salary, based upon the attainment of certain performance metrics established by the Company’s board of directors (the “Board”). Mr. Manion will receive a minimum guaranteed performance bonus of no less than $440,000 for 2021. His actual performance bonus for 2021 will be the greater of $440,000 and the award amount determined based on the performance target and metrics and will not be pro-rated. Mr. Manion will be eligible to participate in the Company’s long-term incentive plan (“LTIP”); provided that, annual equity grants under the LTIP will be in restricted stock units (“RSUs”) and performance stock units (“PSUs”) vesting over a three-year period from the grant date having an initial value on the grant date of not less than 0.8 times Mr. Manion’s annual base salary and with the potential to pay out on vesting at up to three times the number of RSUs and PSUs subject to the award, based on achievement of the targets and metrics established by the Board.

As a sign-on bonus, on the Effective Date, Mr. Manion will receive $200,000 in cash and an award of the Company’s restricted stock (the “Stock Award”) having a value of $400,000 that will vest in two installments of 50% each on each of the first two anniversaries of the Effective Date. If Mr. Manion’s employment is terminated by him without Good Reason (as defined in the Agreement) or by the Company for Cause (as defined in the Agreement) (i) prior to the first anniversary of the Effective Date, the entire Stock Award will be forfeited, and (ii) after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date, 50% of the Stock Award will be forfeited.

The foregoing description of the terms of the Agreement is not complete and is subject to and qualified by the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on July 21, 2021 announcing the appointment of Mr. Manion as Chief Financial Officer of the Company.

The information under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Employment Agreement, dated as of July 19, 2021, between NewAge, Inc. and Kevin Manion.

99.1	Press Release, dated July 21, 2021.

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAge, Inc.

Date: July 21, 2021	By:	/s/ Brent D. Willis
Brent D. Willis Chief Executive Officer